Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 16, 2022, relating to the consolidated financial statements of Daktronics, Inc. and subsidiaries and the effectiveness of Daktronics, Inc.’s and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Daktronics, Inc. for the year ended April 30, 2022.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
December 13, 2022